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                                                                    Exhibit 23.3

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 Registration No. 333-73690) pertaining to the Preformed Line Products Company 1999 Employee Stock Option Plan and in the Registration Statement (Form S-8 Registration No. 333-73692) pertaining to the Preformed Line Products Company Salaried Employees' Profit Sharing Plan of our report dated February 12, 2001, with respect to the consolidated financial statements of the Preformed Line Products Company included in its Annual Report (Form 10-K) for the year ended December 31, 2001.


                                                /s/ Ernst & Young LLP

Cleveland, Ohio
March 27, 2002